UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 25, 2011
Date of Report (Date of earliest event reported)

AMERCO
(Exact name of registrant as specified in its charter)

Nevada	1-11255	88-0106815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1325 Airmotive Way, Ste. 100 Reno, Nevada 89502-3239
(Address of Principal Executive Offices)

(775) 688-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information provided on a previous Current Report on Form 8-K filed August 29, 2011 (the “Original Form 8-K”) under Item 5.07 Submission of Matters to a Vote of Security Holders, associated with the annual meeting of shareholders of AMERCO (the “Company”) held on August 25, 2011. The sole purpose of this Amendment is to disclose the Company’s decision regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Item 5.07.  Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, and incorporated herein by reference, a majority of the Company’s outstanding shares voted, on an advisory basis and in line with the recommendation of the Company’s Board of Directors (the “Board”), to hold an advisory vote on the compensation of the Company’s named executive officers every year. The Board has determined that it currently intends to include an advisory vote on the compensation of its named executive officers in its proxy materials for each annual meeting of shareholders until the Board otherwise determines that a different frequency for such advisory votes is in the best interest of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2011

AMERCO

/s/ Jason A. Berg
Jason A. Berg,
Principal Financial Officer and
Chief Accounting Officer